Exhibit 99.1

PRESS RELEASE

InfoSonics Reports First Quarter 2013 Results

SAN DIEGO, May 14, 2013 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions, today announced results for its first quarter ended March 31, 2013.

“Although we had encouraging data points this quarter including a record number of verykool® handsets shipped, improved sequential gross margin and decreased total operating expenses, more needs to be done in all areas to bring our company to profitability,” said Joseph Ram, president and CEO of InfoSonics. “The restructuring we did during the quarter helped decrease our operating expenses compared to the fourth quarter of 2012 by 15% and we should receive additional benefit from the restructure in the second quarter. We are also examining other opportunities to streamline our operations and further reduce costs without inhibiting our ability to grow sales in key markets. On a sequential quarter basis, our net sales were seasonally down in the first quarter compared to the preceding quarter. However, we increased our gross margin percentage from 16.0% to 17.7% and, despite lower net sales, reported slightly higher gross profit. We expect that the large R&D investment we made last year will result in the introduction of new innovative products to our portfolio, such as the RS75 we announced yesterday. In the coming week, we plan to introduce another new android-based smartphone that will be our most powerful to date.” InfoSonics reported net sales for the first quarter of 2013 of $7.8 million, which represented a $4.5 million, or 37%, decline from $12.3 million for the first quarter of 2012. The primary reason for the decline was the absence of low-margin Samsung distribution sales in the first quarter of 2013 compared to $2.5 million in distribution sales in the first quarter of 2012. We transitioned away from this low-margin business in March 2012. In addition, during the first quarter of 2013, sales of private label products were negligible, compared to $3.4 million of private label sales in the EMEA and APAC regions in the first quarter of 2012. Partially offsetting these declines, verykool® branded sales grew $1.4 million, or 22%, from $6.4 million in the first quarter of 2012 to $7.8 million in the first quarter of 2013.

Gross profit margin as a percent of sales in the first quarter of 2013 was 17.7% compared to 18.3% in the 2012 first quarter. The decline in gross margin year over year resulted from the change in the mix of products shipped and the impact of promotional pricing to spur sales of older products. The private label sales in the 2012 first quarter generated higher margins than the pure branded sales in the 2013 first quarter, while the Samsung distribution sales in the 2012 first quarter generated substantially lower margins. Gross profit in the first quarter of 2013 was $1.4 million, a 39% decline from $2.3 million in the 2012 first quarter.

Operating expenses in the first quarter of 2013 of $2.1 million rose 3% compared to the 2012 first quarter. This reflects a 10% increase in SG&A expenses primarily attributable to increases in professional fees, marketing, sales commissions and other personnel costs. The increases were partially offset by a 20% decrease in R&D expenses as a result of the restructuring of our development team accomplished over the course of the 2013 first quarter. The net loss for the first quarter of 2013 was $0.7 million, or $0.05 per share, compared to net income of $105,000, or $0.01 per share, in the first quarter of 2012.

At March 31, 2013, the Company had $15.7 million in working capital, including $4.7 million in cash, and no outstanding indebtedness. Cash and restricted cash balances declined by $1.5 million compared to the December 31, 2012 balances primarily as a result of the growth in prepaid inventories and the loss for the quarter.

About InfoSonics Corporation

InfoSonics is a provider of wireless handsets and related products to OEMs, carriers and distributors in Latin America, Europe, Africa, Asia Pacific and the United States. The Company designs, develops, manufactures, markets, sells and provides after-sales support for its own proprietary line of products under the verykool® and other private label brands. Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) the ability of our China R&D group to develop new verykool® handsets and successfully introduce them into new emerging markets; (3) the ability of the Company to have access to adequate capital to fund its operations; (4) extended general economic downturn in world markets; (5) inability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users; (7) the ability to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships or shortages in product supply; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal buying patterns; (18) the resolution of any litigation for or against the Company; and (19) the ability of the Company to generate taxable income in future periods. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti

Chief Financial Officer

vern.loforti@infosonics.com

858-373-1675

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InfoSonics Corporation

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2013	2012
Net sales	$7,821	$12,358
Cost of sales	6,439	10,102

Gross profit	1,382	2,256

Operating expenses:
Selling, general and administrative	1,743	1,584
Research and development	398	500

	2,141	2,084

Operating income (loss)	(759)	172
Other income (expense):
Other income (expense)	51	(65)
Interest, net	6	—

Income (loss) before provision for income taxes	(702)	107
Provision for income taxes	(7)	(2)

Net income (loss)	$(709)	$105

Net income (loss) per share (basic and diluted)	$(0.05)	$0.01

Weighted-average number of common shares outstanding
Basic	14,184	14,184
Diluted	14,184	14,209

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	March 31,	December 31,
	2013	2012
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$4,681	$5,230
Restricted cash	—	1,003
Trade accounts receivable, net of allowance for doubtful accounts of $362 and $339, respectively	9,981	10,247
Other accounts receivable	269	95
Inventory	3,248	3,429
Prepaid assets	2,340	1,521

Total Current Assets	20,519	21,525
Property and equipment, net	309	367
Other assets	204	229

Total assets	$21,032	$22,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,138	$1,514
Accrued expenses	3,692	3,786

Total Current Liabilities	4,830	5,300

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized, 14,184 shares issued and outstanding as of March 31, 2013 and December 31, 2012	14	14
Additional paid-in capital	32,339	32,282
Accumulated other comprehensive (gain) loss	20	(13)
Accumulated deficit	(16,171)	(15,462)

Total stockholders’ equity	16,202	16,821

Total liabilities and stockholders’ equity	$21,032	$22,121

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(709)	$105
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	56	64
Loss on disposal of fixed assets	12	52
Provision for bad debts	23	—
Provision for obsolete inventory	4	—
Stock-based compensation expense	57	60
(Increase) decrease in:
Trade accounts receivable	243	1,111
Other accounts receivable	(174)	(498)
Inventory	177	136
Prepaids	(819)	1,080
Other assets	25	44
Increase (decrease) in:
Accounts payable	(376)	833
Accrued expenses	(94)	(90)

Net cash provided by (used in) operating activities	(1,575)	2,897

Cash flows from investing activities:
Purchase of property and equipment	(10)	(97)
Increase (decrease) in restricted cash	1,003	(1)

Net cash provided by (used in) investing activities	993	(98)

Effect of exchange rate changes on cash	33	62

Net increase (decrease) in cash and cash equivalents	(549)	2,861
Cash and cash equivalents, beginning of period	5,230	11,422

Cash and cash equivalents, end of period	$4,681	$14,283

Cash paid for interest	$—	$—
Cash paid for taxes	—	—